UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2012

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, the Company announced that Sandra E. Pierce has been appointed a member of the Company's Board of Directors, as more fully discussed in the press release incorporated herein and attached hereto as Exhibit 99.1.

Ms. Pierce recently retired as President and CEO, Charter One Bank Michigan, a division of Royal Bank of Scotland, where she was responsible for the bank’s commercial banking business and all bank activities in Michigan, a position she held since 2004. Ms. Pierce also served as the Midwest Regional Executive for the bank, overseeing all bank activities in Illinois and Ohio. Prior to these positions, Ms. Pierce held various executive positions with JP Morgan Chase, Bank One, and National Bank of Detroit from 1978 through 2004. Since July 1, 2012, Ms. Pierce has been working under a consulting arrangement with Charter One. Ms. Pierce currently serves as chairman of the board of trustees of Henry Ford Health System, one of the country’s largest health care systems and a national leader in clinical care, research and education. She is actively involved in numerous activities to foster economic development in the Detroit area, including Chair of the Financial Advisory Board for the City of Detroit. Ms. Pierce will receive the standard compensation available to our directors as described in our proxy statement filed with the Securities and Exchange Commission on March 19, 2012.

Item 9.01 Financial Statements and Exhibits.

Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 19, 2012	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release